EXHIBIT 10.21

                              CONSULTING AGREEMENT



      Consulting Agreement (the "Agreement") made as of June 30, 2005, by and between CompuPrint, Inc., a North Carolina corporation, and Stuart Sundlun (the "Consultant").

      Whereas, the business of CompuPrint, Inc., through its operating subsidiaries and affiliates (the "Company"), is to provide integrated mapping and analysis of satellite and geological data to assess the location and nature of natural resources, and to engage in the exploitation of natural resources;

      Whereas, the Company desires to retain the services of Consultant for the purpose of providing to the Company business and financial consulting services in furtherance of the Company's business, and Consultant agrees to be retained to provide such services, pursuant to the terms and conditions set forth herein;

      Now, therefore, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound the parties agree as follows:

      1. Services. The Company hereby retains the Consultant, on a non-exclusive basis, to perform, and Consultant agrees to render to the Company at the request of the Company such consulting and advisory services from time to time reasonably requested by the Company.

      2. Term. The term of this Agreement shall be for one year from the date of this Agreement.

      3. Compensation. The Company shall issue to the Consultant stock options to purchase 500,000 shares of the Company's common stock, exercisable for a term of five years at $0.80 per share. The terms of the stock options shall be substantially in the form annexed hereto as Exhibit A.

      4. Independent Contractor. The relationship of the Consultant and the Company is that of an independent contractor and neither this Agreement not the services to be rendered hereunder shall for any purpose create any employer-employee relationship nor entitle the Consultant to receive any benefit from the Company except as expressly provided herein. The Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of the Company. In addition, the Consultant shall take no action, which binds, or purports to bind, the Company.

      5. Confidentiality; Noncircumvention. During the term of this Agreement, Consultant may receive information from the Company and/or its affiliates concerning, among other things, its proprietary technology, including, but not limited, certain technology, survey, mapping products, locating of natural resources, and other products, processes, technologies, software and hardware, strategic business or development plans, financial information, budgets, projections, business plans, business records, or customers of the Company and its affiliates (the "Confidential Information"). The Consultant shall not at any time disclose to others, or use for any purpose, other than carrying out the services hereunder, any information provided to the Consultant. The Consultant further agrees to take all necessary precautions to maintain the confidentiality of Confidential Information with the highest degree of care, and not to use any Confidential Information to unfairly compete with, or obtain unfair advantage of, the Company in any commercial activity. The Consultant acknowledges that the business of the Company is highly competitive, and that the Company's employees and agents employees have special skills and knowledge of and access to Confidential Information, and the loss of the services of any such person would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's business. The Consultant agrees that it shall not, directly or indirectly, for its benefit or for the benefit of any other person, firm or entity, solicit the employment or services of any employee of the Company;

      6. Survival of Provisions. Notwithstanding anything to the contrary herein, the representations, warranties, acknowledgements and agreements of the Consultant and the Company shall survive the expiration and/or termination of this Agreement.


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      7. Non-assignable. This Agreement is a personal service contract. This
Agreement is not assignable by the Consultant.

      8. No Other Claims. The Company and its affiliates are under no obligation under this Agreement to utilize the Consultant's services, and the Consultant acknowledges that the 500,000 options provided for herein constitutes the entire amount of compensation for any and all services rendered or to be rendered. The Consultant also acknowledges that the Consultant is not entitled to reimbursement for any expenses, or any other payment from the Company or its affiliates. The Consultant forever releases, discharges, acquits and forgives the Company, and its heirs, beneficiaries, representatives and assigns, from any and all claims, actions, suits, demands, agreements, liabilities, judgments, and proceedings both at law and in equity, whether known or unknown, arising from the beginning of time to the date of the Agreement, including, but not limited, to claims relating in any way to any services rendered related to the subject matter hereof or otherwise.

      9. Indemnification. The parties each agree to indemnify and hold harmless the other, and their respective directors, officers, shareholders, agents and employees (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings, damages, liabilities and expenses as incurred by any of them (including the fees and expenses of counsel) which are related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the other, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with this Agreement, and the other party shall reimburse any Indemnified Person for all expenses as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. No party will be responsible for any Claim that is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. No Indemnified Person shall have any liability to a party hereto for or in connection with this Agreement except for any Claim incurred solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

      10. Governing Law. This Agreement shall be construed according to the laws of the State of New York without application of the principles of conflicts of laws. Any action or proceedings in connection herewith shall be had in a court located in the County of New York in the State of New York. This Agreement shall be deemed as having been drafted by both of the parties, and constitutes the entire agreement between the parties. The parties are entitled to seek any and all legal remedies, including injunctive relief, if breach or circumvention of this Agreement, actual or threatened, occurs, and, including, but not limited to, any and all court or arbitration costs, reasonable attorneys' fees and any other costs or charges reasonably necessary to resolve the controversy. This Agreement shall be governed by the laws of the State of New York, and, the parties expressly agree to jurisdiction of the courts in New York County. The parties are entitled to enforce the specific performance of this Agreement for breach or threatened breach of this Agreement, including injunctive relief without proving actual damage.

      11. Entire Agreement. This Agreement contains the entire agreement between the parties. It may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge, or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

                           [signature page follows]


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      IN WITNESS WHEREOF, the parties hereto have executed or caused these presents to be executed as of the day and year first above written.

                                    COMPUPRINT, INC.

                                    By:   /s/ Roman Rozenberg
                                          --------------------------------
                                          Roman Rozenberg
                                          Chief Executive Officer


                                    /s/ Stuart Sundlun
                                    ---------------------------------------
                                    Stuart Sundlun ("Consultant")


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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Option Agreement") is entered into as of June 30, 2005, by and between CompuPrint, Inc., a North Carolina corporation (the "Company"), and Stuart Sundlun (the "Optionee").

                                 R E C I T A L S

      Whereas, Optionee is a valuable consultant of the Company, and the Company considers it desirable and in its best interest that the Consultant receive certaion options and wishes to state the terms of options to purchase shares of the Company's common stock (the "Common Stock") being granted to Optionee hereby;

                                A G R E E M E N T

      It is hereby agreed as follows:

      1. GRANT OF OPTION. Optionee has been granted the right, privilege, and option to purchase up to 500,000 shares of Common Stock at the exercise price of $0.80 per share (the "Options"), in the manner and subject to the conditions hereinafter provided. The time the Options shall be deemed granted, sometimes referred to herein as the "date of grant," shall be June 30, 2005.

      2. SERVICES TO THE COMPANY. The exercisability of the Options is subject to Optionee entering into a Consulting Agreement with the Company, dated as of June 30, 2005. Nothing contained in this Option Agreement shall obligate the Company to employ or have another relationship with the Optionee.

      3. OPTION PERIOD. The Options shall be exercisable at any time during the period commencing with the date of this Option Agreement and expiring on the date five (5) years from the date of this Option Agreement, or if said day is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, together with all federal and state taxes applicable upon such exercise, if any.

      4. EXERCISE PRICE. The exercise price shall be $0.80 per share for each share of Common Stock which the Optionee is entitled to purchase under the Options.

      5. METHOD OF EXERCISE. The Options shall be exercisable by the Optionee by giving written notice to the Company of the election to purchase and of the number of shares of Common Stock the Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Board of Directors pursuant to this Option Agreement, and unless otherwise directed by the Board of Directors, the Optionee shall at the time of such exercise tender the purchase price of the shares of Common Stock the Optionee has elected to purchase. The Optionee may purchase less than the total number of shares for which the Options is exercisable, provided that a partial exercise of the Options may not be for less than One Hundred (100) Shares. If the Optionee shall not purchase all of the shares of Common Stock which the Optionee is entitled to purchase under the Options, the Optionee's right to purchase the remaining unpurchased shares of Common Stock shall continue until expiration of the Options. The Options shall be exercisable with respect of whole shares only, and fractional share interests shall be disregarded.

      6. PAYMENT OF EXERCISE PRICE. At the time of the Optionee's notice of exercise of the Options, the Optionee shall tender in cash or by certified or bank cashier's check payable to the Company, the purchase price for all shares of Common Stock then being purchased.


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      7. ISSUANCE OF STOCK CERTIFICATES. Upon receipt of the materials delivered by the Optionee indicating exercise of the Options, the Company shall, as promptly as practicable and using its best efforts, execute and deliver, or cause to be executed and delivered, to the Optionee a certificate or certificates representing the aggregate number of shares specified in such notice or form together with cash in lieu of any fractional share as hereinafter provided. The certificate or certificates so delivered shall be in such denomination or denominations as may be specified in such notice or form and shall be registered in the name of the Optionee or such other name as shall be designated (together with an address) in such notice or form. Such certificate(s) shall be deemed to have been issued and the Optionee or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the exercise date. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of share certificates under this Section except that, in the case such share certificates shall be registered in a name or names other than the name of the Optionee, funds sufficient to pay all share transfer taxes which shall be payable upon issuance of such share certificate or certificates shall be paid by the Optionee at the time the notice of exercise hereinabove is delivered to the Company.

      8. SHARES FULLY PAID. Upon exercise of the Options, all shares of Common Stock shall be, when issued, duly authorized, validly issued and non-assessable.

      9. NO IMPAIRMENT. The Company will not, by amendment of its charter or though reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Options, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionee of the Options against impairment.

      10. RESERVATION OF SHARES. The Company hereby agrees that, during the time period the Options are exercisable, there shall be reserved for issuance and/or delivery upon exercise of the Options such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of the Options.

      11. FRACTIONAL SHARES. With respect to any fraction of a share called for upon any exercise hereof, the Optionee agrees to waive the Optionee's right to such fractional shares. As such, no fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Options.

      12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding shares of Common Stock of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. The term "Adjustment Event" shall also mean to include: (i) any issuance by the Company of the Company's Common Stock (excluding securities issued to the Company's employees, directors, consultants and others similarly situtated) below fair market value for such securities as determined at the time of issuance; and (ii) any issuance of the Company's Common Stock (excluding securities issued to the Company's employees, directors, consultants and others similarly situtated) at a price below the purchase price per share for the Common Stock underlying the Options, as adjusted. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Option Agreement shall be executed by the Company and the Optionee if the Board of Directors in good faith determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Board of Directors to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Company, the Board of Directors shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The good faith determination by the Board of Directors as to what adjustments, amendments or arrangements shall be made pursuant to this Section, and the extent thereof, shall be final and conclusive, provided that the Options herein are adjusted in a manner that is no less favorable than the manner of adjustment used as to any other similar options issued by the Company to its employees, directors, consultants or in any similar transaction. No fractional shares shall be issued on account of any such adjustment or arrangement.


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      13. RIGHTS OF THE OPTIONEE. The Optionee shall not be entitled to the privileges of stock ownership as to any shares not actually issued and delivered to the Optionee. No shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Company's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Company may be listed shall have been fully complied with.

      14. TRANSFERABILITY OF OPTIONS. Subject to applicable securities laws, the Options shall be transferable, either voluntarily or by operation of law.

      15. SECURITIES LAWS COMPLIANCE. The Company will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Company may require from the Optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Board of Directors. The Optionee shall take any action reasonably requested by the Company in connection with registration or qualification of the Shares under federal or state securities laws.

      16. SECURITIES SUBJECT TO LEGEND. If deemed necessary by the Company's counsel, all certificates issued to represent the Options and/or the shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Company shall require in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) IN ACCORDANCE WITH THE ACT AND SUBJECT TO RECEIPT OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT THE PROPOSED TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT."

      17. REPRESENTATIONS OF OPTIONEE.

            (a) SOPHISTICATION OF OPTIONEE. The Optionee acquired the Options for investment and not with a view to the sale or distribution thereof, and the Optionee has no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Options or the underlying Shares. The Optionee represents and warrants that, by reason of financial, tax and business sophistication, income, net assets, education, background and business acumen, the Optionee has the experience and knowledge in business and financial matters to evaluate the risks and merits attendant to an investment decision in the Company, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment pursuant to this Option Agreement. The Optionee represents and warrants to the Company that the Optionee has been an employee of the Company and is fully familiar with its business and oeprations and has been provided with, and has had access to, all material information about the Company.

            (b) LOCK-UP RESTRICTIONS. The Optionee hereby agrees to any lockup of the Shares which the Board of Directors of the Company requests when requested by an investment banker or underwriter providing financing to the Company.

      18. MISCELLANEOUS.

            (a) Binding Effect. This Option Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

            (b) Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Option Agreement.


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            (c) Amendment. This Option Agreement may be amended at any time by the written agreement of the Company and the Optionee.

            (d) Syntax. Throughout this Option Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Option Agreement.

            (e) Choice of Law. The parties hereby agree that this Option Agreement has been executed and delivered in the State of New York and shall be construed, enforced and governed by the laws thereof. This Option Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

            (f) Severability. In the event that any provision of this Option Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Option Agreement.

            (g) Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to the Optionee or the Company may be given to them at the following addresses:

If to the Optionee:        Stuart Sundlun

                           ---------------------------------

                           ---------------------------------

If to Corporation:         CompuPrint, Inc.
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Fax:  (212) 808-4155

                  Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

            (h) Entire Agreement. This Option Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Option Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Option Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Option Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                           [signature page follows]


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      IN WITNESS WHEREOF, the parties have entered into this Option Agreement as of the date first set forth above.


                              /s/ Stuart Sundlun
                              -------------------------------------------
                              Stuart Sundlun (the "Optionee")


                                COMPUPRINT, INC.

                              By:   /s/ Roman Rozenberg
                                 ---------------------------------------
                                    Roman Rozenberg, Chief Executive Officer

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